Exhibit 10-2

Borrower:	The Goldfield Corporation
Account Number:	9660933082	BB&T	Note Number:	90005
Address:	1684 W. Hibiscus Boulevard		Melbourne, Florida
	Melbourne, Florida 32901	MODIFICATION PROMISSORY NOTE	Date:	May 24, 2018

The Goldfield Corporation (whether one or more, the “Borrower”) HEREBY REPRESENTS THAT THE LOAN EVIDENCED BY THIS MODIFICATION PROMISSORY NOTE (“Note”) IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. For value received, the Borrower, jointly and severally if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (including its successors and assigns, the “Bank”), or order, at any of Bank’s offices in the above referenced city (or such other place or places that may be hereafter designated by Bank) the sum of Twenty Seven Million Four Hundred Ninety Thousand and no/100 Dollars ($27,490,000.00), or such lesser amount outstanding at maturity, in immediately available currency of the United States of America. This Note consolidates that certain Promissory Note dated June 9, 2017, executed by the Borrower in favor of Bank in the original principal amount of $22,600,000.00, with a current principal balance outstanding of $16,990,000.00, together with a future advance of even date hereof from Bank to Borrower in the principal amount of $10,500,000.00 (“Future Advance”), such that the consolidated principal amount is $27,490,000.00.

Interest shall accrue from the date hereof on the unpaid balance outstanding from time to time at the:
Adjusted LIBOR Rate as more specifically described in the Addendum to Modification Promissory Note attached hereto.

Principal and interest are payable as follows:
Commencing on June 9, 2018, through and including the payment due on December 9, 2018, monthly principal payments of $510,000.00 plus accrued interest on the same day of each month.

On December 31, 2018, the then outstanding principal balance of the Note shall be amortized over a forty (40) month period. Equal monthly payments of principal shall thereafter commence on January 9, 2019, plus accrued interest, on the same day of each month thereafter, with all outstanding principal, accrued interest, and all other amounts then due and owing on May 1, 2022.

Documentary Stamp Tax:
Documentary stamp tax in the amount of $2,450.00 was previously paid to the Florida Department of Revenue.
Certificate of Registration No. 56-1074313-19-001. No additional documentary stamps are owed on the Future Advance.

Borrower shall pay to Bank, or order, a late fee in the amount of five percent (5.0%) of any installment past due for ten (10) or more days. When any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. In addition, Borrower shall pay to Bank a returned payment fee if the Borrower or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.
All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. Borrower agrees that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under this Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with this Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, reasonable attorneys’ fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with this Note and the Loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due. Time is of the essence of this Note.
In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank’s sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.
This Note is executed and delivered by Borrower in connection with the following agreements (if any) between Borrower or other parties owning collateral and Bank:

Security Agreement conveying a security interest to Bank dated of even date given by Borrower and Southeast Power Corporation, Power Corporation of America, Bayswater Development Corporation, Pineapple House of Brevard, Inc., C and C Power Line, Inc., and Precision Foundations, Inc.

Master Loan Agreement dated May 24, 2018, executed by Borrower and Southeast Power Corporation, Power Corporation of America, Bayswater Development Corporation, Pineapple House of Brevard, Inc., C and C Power Line, Inc., and Precision Foundations, Inc.

All of the terms, conditions and covenants of the above described agreements (the “Agreements”) are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and Bank is entitled to the benefits of and remedies provided in the Agreements and any other related documents given by Borrower, any guarantor, or any pledgor in favor of Bank. In addition to Bank’s right of setoff and to any liens and security interests granted to Bank in the Agreements, Borrower hereby grants to Bank a security interest in all of its deposit accounts maintained with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by this Note.
No delay or omission on the part of Bank or other holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Each Borrower regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral by Bank, and to the additions or releases of any other parties or persons primarily or secondarily liable herefor.
Subject to applicable notice and cure periods set forth below, the following shall constitute events of default hereunder: Borrower’s failure to pay any part of the principal or interest when due or to fully perform any covenant or obligation under this Note, the Agreements or on any other liability to Bank by any one or more of the Borrower, by any affiliate of the Borrower (as defined in 11 USC Section (101)(2)), or by any guarantor of this Note (said affiliate or guarantor herein called “Obligor”); or should any financial statement, representation or warranty made to Bank by any Borrower or any Obligor be found to be incorrect or incomplete in any material respect when made; or should any Borrower fail to furnish information and documentation to the Bank sufficient to verify the identity of Borrower as required under the USA Patriot Act; or should Borrower commit an event of a default under any of the Agreements or under any other obligation of any Borrower or of any Obligor whether to Bank or any other creditor; or should any Borrower or any Obligor die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors; or should a proceeding under bankruptcy or insolvency laws be initiated by or against any Borrower or any Obligor; or should any Borrower, any Obligor or any officer, director or owner of 20% or more of the outstanding ownership interests of any Borrower or any Obligor be indicted for a felony offense under state or federal law, or should any Borrower or any Obligor employ an executive officer, manager or general partner, or elect a director, who has been convicted of any such felony offense, or should any person become an owner of 20% or more of the outstanding ownership interests of any Borrower or any Obligor who has been indicted or convicted of any such felony offense; or should Bank determine that Borrower or any Obligor has suffered a material adverse change in its financial condition or business operations; or should there occur an attachment, execution, or other judicial seizure of all or any portion of any Borrower’s or any Obligor’s assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days; or should a final judgment for the payment of money be rendered against any Borrower or any Obligor which is not covered by insurance or debt cancellation contract and such final judgment remains undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed; or should any guarantor terminate any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any Borrower shall immediately become due and payable at the option of the Bank without notice or demand of any kind, which is hereby waived.
Notwithstanding any provision contained in this Note or any other Agreements to the contrary, in the event of a payment default, Bank’s right to accelerate the indebtedness evidenced by this Note shall be immediate and without notice to Borrower of such event of default. With respect to any non-payment default under this Note or the other Agreements which is curable and if Borrower has not been given a notice of a breach of the same provision within the preceding twelve (12) months, it may be cured if Borrower, after Bank sends written notice to Borrower demanding cure of such default: (i) cures the default within thirty (30) days; or (ii) if the cure requires more than thirty (30) days, immediately initiates steps which Bank deems in Bank’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. For the avoidance of doubt, in no event shall any notice and right to cure be required or given for any event of default arising from: any representation, financial statement, report, certificate or other document furnished prior or pursuant to the Agreements which proves to be false or misleading in any material respect when made; should Borrower or any Obligor voluntarily become a debtor under the Bankruptcy Code, become subject to any insolvency proceeding, make an assignment for the benefit of creditors or become subject to any attachment, execution, or judicial seizure of its assets (including any funds on deposit with Bank); any indictment of any Borrower, any Obligor or any manager, executive officer or general partner thereof for any felony offense; any failure to repay this Note at maturity; any commencement of the process of liquidation or dissolution; any proceeding commenced against it seeking the forfeiture of all or any part of the collateral securing this Note or other assets as a result of any criminal activity; the sale, conveyance, transfer or encumbrance of any real property subject to a Mortgage granted to Bank or a bulk sale transfer of any personal collateral without the prior consent of Bank; or upon the termination of any guaranty agreement by any guarantor or the death of any guarantor.
Upon an Event of Default, in addition to Bank’s rights set forth above, Bank may, at its option and subject to any applicable notice and cure periods (i) cease making advances or disbursements including during any cure period; (ii) advance funds necessary to remedy any default or pay any lien filed against any of the collateral; (iii) take possession of the collateral or any part thereof; (iv) foreclose Bank’s security interest and/or lien on any collateral in accordance with applicable law; (v) make demand upon any or all guarantors; and (vi) exercise any other right or remedy which Bank has under this Note or any related documents or which is otherwise available at law or in equity. All of Bank’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Any election by Bank to pursue any remedy shall not exclude the right to pursue any other remedy unless expressly prohibited by law, and any election by Bank to make expenditures or to take action to perform an obligation of Borrower, or of any Obligor, shall not affect Bank’s right to declare a default and exercise its rights and remedies. In addition, upon default, Bank may pursue its full legal remedies under the Agreements and other remedies at law or equity, and the balance due hereunder may be charged against any obligation of Bank to any party including any Obligor.
From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the rate of fifteen percent (15.0%) per annum (the “Default Rate”) until such principal and interest have been paid in full, provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Florida; and further provided that such rate shall apply after judgment. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless such payment is in fact sufficient to pay the amount due hereunder.
Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Note remains outstanding or as long as Bank remains obligated to make advances, the Borrower shall furnish annually, as requested, an updated annual report of The Goldfield Corporation and Subsidiaries as filed with the Securities and Exchange Commission, which, when delivered shall be the property of the Bank.
The term “Prime Rate,” if used herein, means the rate of interest per annum announced by Bank from time to time and adopted as its Prime Rate at its executive offices in Winston-Salem, North Carolina. The Prime Rate is one of several rate indexes employed by Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in Bank’s Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, Borrower agrees to pay, in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to all reasonable attorneys’ fees incurred by Bank, whether or not there is a lawsuit, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any court costs. All obligations of Borrower shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term “Borrower” as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Each Borrower hereby waives all exemptions and homestead laws as may be permitted by Florida law. The proceeds of the loan evidenced by this Note may be paid to any Borrower. This Note may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.
From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and Bank may, from time to time, waive or surrender, either in whole or in part any rights, guaranties, security interests or liens, given for the benefit of Bank in connection with the payment and the securing of payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of Bank not specifically waived, released, or surrendered in writing, nor shall Borrower or any Obligor be released from liability by reason of the occurrence of any such event. Bank, from time to time, shall have the unlimited right to release any person who might be liable hereunder, and such release shall not affect or discharge the liability of any other person who is or might be liable hereunder. No waivers and modifications shall be valid unless in writing and signed by Bank. Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of this Note not prohibited by applicable law. In case of a conflict between the terms of this Note and any Loan Agreement executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Florida.
Any legal action with respect to the indebtedness evidenced by this Note may be brought in the courts of the State of Florida or in the appropriate United States District Court situated in Florida, and Borrower hereby accepts and unconditionally submits to the jurisdiction of such courts. Borrower hereby waives any objection to the laying of venue based on the grounds of forum non conveniens with respect thereto.
REQUIRED INFORMATION FOR A NEW LOAN. To help the government fight the funding of terrorism and money laundering activities, federal law requires Bank to obtain, verify and record information that identifies each person or entity obtaining a loan including the Borrower’s legal name, address, tax identification number, date of birth, driver’s license, organizational documents or other identifying documents. Failure to provide the required information will result in a violation of the U.S. Patriot Act and will constitute a default under this instrument. In addition, no Borrower, any of its affiliates, or any of their respective directors, officers, managers, partners, or any other authorized representatives is named as a “Specially Designated National and Blocked Person,” on the list published by the U.S. Department of the Treasury Office of Foreign Assets Control (OFAC) at its official website.
UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND BANK, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

(SIGNATURE ON FOLLOWING PAGE)

BB&T
MODIFICATION PROMISSORY NOTE SIGNATURE PAGE

Borrower:	The Goldfield Corporation
Account Number:	9660933082	Note Number:	90005
Note Amount:	$27,490,000.00	Date:	May 24, 2018

IN WITNESS WHEREOF, the Borrower, on the day and year first written above, has executed, or caused this Note to be executed by its authorized officer or representative, under seal.

WITNESSES
The Goldfield Corporation, a Delaware corporation
/s/ Melissa A. Munson	By: /s/ Stephen R. Wherry
Stephen R. Wherry, its Senior Vice President
/s/ Barry Forbes